                          FOURTH SUPPLEMENTAL INDENTURE
                         Dated as of September 10, 1996

                                       to

                                    INDENTURE
                            Dated as of July 26, 1995

                                     between

                                    MEDITRUST

                                       and

                               FLEET NATIONAL BANK

                                   as Trustee



                       7.82% Notes due September 10, 2026

                          FOURTH SUPPLEMENTAL INDENTURE


         FOURTH SUPPLEMENTAL INDENTURE, dated as of September 10, 1996 between Meditrust, a Massachusetts business trust (the "Company"), and Fleet National Bank, a national banking association organized under the laws of the United States (the "Trustee"), to the Indenture dated as of July 26, 1995, between the Company and the Trustee (the "Indenture").

         WHEREAS, the parties hereto have entered into the Indenture which provides for the issuance by the Company of one or more series of securities thereunder; and

         WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, without the consent of any Holders, may enter into an indenture supplemental to the Indenture (a) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or (b) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.02; and

         WHEREAS, the Company wishes to issue an additional series of securities under the Indenture, designated its 7.82% Notes due September 10, 2026 (the "Notes"); and

         WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Fourth Supplemental Indenture for the purpose of amending the Indenture in certain respects with respect to the Notes; and

         WHEREAS, the amendments contained in this Fourth Supplemental Indenture shall apply only to the Notes and the covenants of the Company contained in this Fourth Supplemental Indenture are solely for the benefit of the holders of the Notes; and

         WHEREAS, all acts necessary to constitute this Fourth Supplemental Indenture as a valid, binding and legal obligation of the Company have been done and performed;

         NOW, THEREFORE, witnesseth that, in consideration of the premises and of the covenants herein, it is hereby agreed as follows:

                                   ARTICLE ONE

                         The Terms and Form of the Notes
                         -------------------------------

     (a)  Terms of the Notes.
          ------------------

          (i) The Notes shall be limited to the aggregate principal amount of $175,000,000 and shall be designated "7.82% Notes due September 10, 2026".

          (ii) The Notes shall be issued only in denominations of $1,000 principal amount and integral multiples thereof; shall be dated the date of their authentication; shall mature on September 10, 2026; shall bear interest at the rate of 7.82% per annum from September 10, 1996, computed on the basis of a 360-day year of twelve 30-day months, payable commencing on March 10, 1997 and on each succeeding March 10 and September 10 thereafter until maturity to the persons in whose name the Notes shall be registered as of each March 1 and September 1 next preceding such interest payment date; shall be entitled to the benefit of the covenants of the Company set forth in Article Two (a) and (b) hereof in addition to those set forth in the Indenture; shall be shall be repayable at the option of the registered Holder on September 10, 2003 as provided in Article Two (c) hereof and redeemable at the option of the Company as provided in the first four paragraphs of Article Two (d) hereof.

     (b)  Form of the Notes.
          -----------------

          (i) The text of the 7.82% Notes due September 10, 2026 shall be substantially in the following form:

                                    MEDITRUST

                        7.82% Note Due September 10, 2026

         MEDITRUST, a Massachusetts business trust, promises to pay to

                                    SPECIMEN

7.82%                                                                     7.82%
DUE September 10, 2026                                   DUE September 10, 2026

or registered assigns, the principal sum of ________ Dollars, on September 10, 2026.

         Interest Payment Dates:            March 10 and September 10
                  Record Dates:             March 1 and September 1

         Additional provisions of this Security are set forth on the reverse side of this Security.

_________ , ______


                                    MEDITRUST


                                    By:                        By:
                                    Secretary                  President


CERTIFICATE OF AUTHENTICATION

FLEET NATIONAL BANK
as Trustee, certifies that this
is one of the Securities referred
to in the within mentioned Indenture.

By:


         Authorized Officer                 SEAL

                                    MEDITRUST

                       7.82% Notes Due September 10, 2026

     1. INTEREST. Meditrust, a Massachusetts business trust (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on March 10 and September 10 of each year beginning March 10, 1997. Interest on the Notes will accrue from September 10, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Paying Agent will pay interest (except defaulted interest) on the Notes from monies provided by the Company to the persons who are the registered Holders of the Notes at the close of business on the March 1 or September 1 next preceding the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Paying Agent will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Paying Agent will make all payments of principal and interest in immediately available funds, so long as The Depository Trust Company or a successor depository continues to make its Same-Day Funds Settlement System available to the Company.

     3. REGISTRAR AND AGENTS. Initially, Fleet National Bank will act as Registrar, Paying Agent and agent for service of notices and demands. The Company may change any Registrar, co-registrar, Paying Agent and agent for service of notices and demands without notice. The Company or any of its Subsidiaries may act as Paying Agent. The address of Fleet National Bank is 111 Westminister Street, RIM0199, Providence, Rhode Island 02903-2305.

     4. INDENTURE, LIMITATIONS. The Company issued the Notes as a series of its securities under an Indenture dated as of July 26, 1995 as supplemented by a Fourth Supplemental Indenture dated as of September 10, 1996 (the Indenture") between the Company and Fleet National Bank, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code [Sections] 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and the Holders of the Notes are referred to the Indenture and said Act for a statement of such terms.

          The Notes are general unsecured obligations of the Company limited to $175,000,000 principal amount. The Indenture imposes certain limitations on the ability of the Company to, among other things, incur certain liens and certain additional indebtedness, make payments in respect of its shares of beneficial interest, merge or consolidate with any other Person and sell, lease, transfer or dispose of its properties or assets.


     5. REPAYMENT AT THE OPTION OF HOLDER. The Notes may be repaid on September 10, 2003 (the "Option Payment Date"), at the option of the registered Holders, at 100% of their principal amount together with accrued interest to the Option Payment Date. In order for a Holder to exercise this option, the Company must receive at its offices during the period beginning on July 10, 2003 and ending at 5:00 p.m. (Boston, Massachusetts time) on August 10, 2003 (or, if August 10, 2003 is not a Business Day, the next succeeding Business Day), the Note with the form entitled "Option to Elect Repayment on September 10, 2003" on the Note duly completed. Any such notice received by the Company during the period beginning on July 10, 2003 and ending at 5:00 p.m. (Boston, Massachusetts time) on August 10, 2003, shall be irrevocable. The repayment option may be exercised for less than the entire principal amount of a Note so long as the principal amount that is to be repaid is equal to $1,000 or an integral multiple of $1,000. All questions as to the validity, form eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

     6. OPTIONAL REDEMPTION BY THE COMPANY; PAYMENT UPON ACCELERATION. The Notes may be redeemed at any time after the Option Payment Date at the option of the Company, in whole or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such Notes (the "Redemption Price"). The Make-Whole Amount shall be determined by the Trustee and such determination shall be binding and conclusive, absent manifest error.

          From and after notice has been given as provided in the Indenture, if funds for the redemption of any Notes called for redemption shall have been made available on such redemption date, such Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Notes will be to receive payment of the Redemption Price.

          Notice of any optional redemption of any Notes will be given to Holders at their addresses, as shown in the Note Register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed.

          The Company will notify the Trustee at least 45 days prior to the redemption date (or such shorter period as satisfactory to the Trustee) of the aggregate principal amount of Notes to be redeemed and the redemption date. If less than all the Notes are to be redeemed at the option of the Company, the Trustee shall select, pro rata or by lot, Notes to be redeemed in whole or in part. Notes may be redeemed in part in the minimum authorized denomination for Notes or in any integral multiple thereof.

          Upon any acceleration of the Notes, the Company shall pay in respect thereof an amount equal to the sum of (i) the outstanding principal amount of the Notes so accelerated plus accrued interest to the date of acceleration and
(ii) the Make-Whole Amount, if any, with respect to such Notes.

          As used herein:

          "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Note, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of any interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid;

          "Reinvestment Rate" means 0.25% (one-fourth of one percent) plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used; and

          "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

     7. DENOMINATIONS, TRANSFER, EXCHANGE. This Note is one of a duly authorized issue of Securities of the Company designated as its 7.82% Notes due September 10, 2026 limited in aggregate principal amount to $175,000,000. The Notes are in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not (i) issue, register the transfer of, or exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption and ending at the close of business on the day of selection, (ii) register the transfer or exchange of any Notes so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (iii) register the transfer or exchange of any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption and ending at the close of business on the day interest is to be paid on Notes or (iv) register the transfer or exchange of any Note after such Note has been surrendered for repayment, except the unrepaid portion of any Note being repaid in part.

     8. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes.

     9. UNCLAIMED MONEY. If money for the payment of principal or interest on any Note remains unclaimed for three years, the Trustee and the Paying Agent will pay the money back to the Company at its written request, unless otherwise required by law. Thereafter, Holders may look only to the Company for payment.

     10. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. The Indenture will be discharged and cancelled except for certain sections thereof upon payment of all the Notes, or upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations maturing on or before such payment date or Redemption Date, sufficient to pay principal, premium, if any, and interest on such payment date or Redemption Date.

     11. SUPPLEMENTAL INDENTURE. Subject to certain exceptions, the Indenture may be amended or supplemented with respect to the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived with the consent of the Holders of the majority in principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company may supplement the Indenture, to, among other things, provide for uncertificated Notes, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the interests or rights of any Holder.

     12. SUCCESSORS. Upon satisfaction of the conditions provided in the Indenture, if a successor to the Company assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

     13. DEFAULTS AND REMEDIES. If an Event of Default with respect to the Notes, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of a majority in principal amount of Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it, subject to the provisions of the TIA, before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power with respect to the Notes. The Trustee may withhold from Holders of Securities notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of any Default or Event of Default.

     14. TRUSTEE DEALINGS WITH THE COMPANY. Fleet National Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

     15. NO RECOURSE AGAINST OTHERS. No shareholder, trustee or officer, as such, past, present or future, of the Company or any successor corporation or trust shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

          THE DECLARATION OF TRUST ESTABLISHING THE COMPANY DATED AUGUST 6, 1985, AS AMENDED, A COPY OF WHICH IS DULY FILED WITH THE OFFICE OF THE SECRETARY OF STATE OF THE COMMONWEALTH OF MASSACHUSETTS, PROVIDES THAT THE NAME "MEDITRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS "TRUSTEES," BUT NOT INDIVIDUALLY OR PERSONALLY; AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

     16. AUTHENTICATION. This Note shall not be valid until the Trustee signs the certificate of authentication on the reverse side of this Note.

     17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and any supplemental indentures thereto. It also will furnish the text of this Note in larger type. Requests may be made to: MEDITRUST, 197 Third Avenue, Needham Heights, Massachusetts 02194,
Attention: John G. Demeritt, Controller.

                                 ASSIGNMENT FORM

If you, the Holder, want to assign this Note, fill in the form below and have your signature guaranteed:

For value received, I or we assign and transfer this Note to

                      (INSERT ASSIGNEE'S SOCIAL SECURITY OR
                           TAX IDENTIFICATION NUMBER)


                            ------------------------

                            ------------------------


 .....................................................................

 .....................................................................

 .....................................................................

 .....................................................................
       (Print or type assignee's name, address and zip code)

and irrevocably appoint........................................................

 ............................... agent to transfer this Note on the books of the
Company.  The agent may substitute another to act for him.


                ------------------------------------------------


Date:..........................................................................

Your signature:................................................................
            (Sign exactly as your name appears on the reverse side of this Note)

Signature Guaranteed By:.......................................................
                        Note: Signature must be guaranteed by a participant in a Signature Guaranty Medallion Program

                 OPTION TO ELECT REPAYMENT ON SEPTEMBER 10, 2003


         If you, the Holder, want to receive on September 10, 2003 payment of all or part of the principal of this Note together with accrued interest to September 10, 2003, fill in the form below, have your signature guaranteed and deliver it to the Company during the period beginning on July 10, 2003 and ending at 5:00 p.m. (Boston, Massachusetts time) on August 10, 2003 (or, if August 10, 2003 is not a Business Day, the next succeeding Business Day).


                ------------------------------------------------


         The undersigned Holder hereby irrevocably elects to exercise the repayment option described in Section 6 of the attached Note with respect to $________ principal amount of the Note registered in the name of the undersigned Holder (such amount must be $1,000 or an integral multiple of $1,000).


                ------------------------------------------------


Date:.........................................................................

Your signature:...............................................................
            (Sign exactly as your name appears on the reverse side of this Note)

Signature Guaranteed By:......................................................
                      Note:  Signature must be guaranteed by a participant in a

                      Signature Guaranty Medallion Program

                                   ARTICLE TWO

                              Additional Provisions
                              ---------------------

          The following provisions in addition to those contained in the Indenture will apply to the Notes:


          (a)  Limitation on Liens.
               -------------------

          The Company will not pledge or otherwise subject to any lien, any of its or its Subsidiaries' property or assets unless the Notes are secured by such pledge or lien equally and ratably with all other obligations secured thereby so long as such other obligations shall be so secured; provided that such covenant will not apply to liens securing obligations which do not in the aggregate at any one time outstanding exceed 10% of Consolidated Net Tangible Assets of the Company and its consolidated Subsidiaries and also will not apply to:

          (1) Any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition or construction of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase or construction price thereof or to secure any indebtedness incurred prior to, at the time of, or within one year after, the acquisition or completion of construction thereof for the purpose of financing all or any part of the purchase or construction price thereof;

          (2) Any liens securing the performance of any contract or undertaking of the Company not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or the securing of debts, if made and continuing in the ordinary course of business;

          (3) Any lien in favor of the United States or any state thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;

          (4) Mechanics', materialmen's, carriers', or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

          (5) Any lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

          (6) Any liens for taxes, assessments or governmental charges or levies not yet delinquent, or liens for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith;

          (7) Liens (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and in the case of judgment liens, execution thereof is stayed;

          (8) Liens relating to secured indebtedness of the Company outstanding on June 30, 1996; and

          (9) Any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any lien referred to in the foregoing clauses (1) to (8) inclusive, of this subsection (a), provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

          As used herein:

          "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) less (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles of the Company and its consolidated Subsidiaries, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and prepared in accordance with generally accepted accounting principles; and

          "Subsidiary" means an affiliate controlled by the Company directly, or indirectly through one or more intermediaries.

          (b)  Limitation on Incurrence of Obligations for Borrowed Money.
               ----------------------------------------------------------

          The Company will not create, assume, incur or otherwise become liable in respect of, any

          (1) Senior Debt unless the aggregate outstanding principal amount of Senior Debt of the Company will not, at the time of such creation, assumption or incurrence and after giving affect thereto and to any concurrent transactions, exceed the greater of (i) 150% of Capital Base, or (ii) 225% of Tangible Net Worth; and

          (2) Non-Recourse Debt unless the aggregate principal amount of Senior Debt and Non-Recourse Debt outstanding of the Company will not, at the time of such creation, assumption or incurrence and after giving affect thereto and to any concurrent transactions, exceed 225% of Capital Base.

          For any period during which the Company shall have a Subsidiary or Subsidiaries, the limitations contained in this subsection (b) shall be applied to the consolidated financial statements of the Company and its Subsidiaries.

          As used herein:

          "Capital Base" means, at any date, the sum of Tangible Net Worth and Subordinated Debt;

          "Capital Lease" means at any time any lease of Property which, in accordance with generally accepted accounting principles, would at such time be required to be capitalized on a balance sheet of the lessee;

          "Capital Lease Obligation" means at any time the amount of the liability in respect of a Capital Lease which, in accordance with generally accepted accounting principles, would at such time be required to be capitalized on a balance sheet of the lessee;

          "Debt" when used with respect to any Person means (i) its indebtedness, secured or unsecured, for borrowed money; (ii) liabilities secured by any Lien existing on Property owned by such Person; (iii) Capital Lease Obligations, and the present value of all payments due under any arrangement for retention of title (discounted at a rate per annum equal to the average interest borne by all outstanding Securities determined on a weighted average basis and compounded semi-annually) if such arrangement is in substance an installment purchase or an arrangement for the retention of title for security purposes; and
(iv) guarantees of obligations of the character specified in the foregoing clauses (i), (ii) and (iii) to the full extent of the liability of the guarantor (discounted to the present value, as provided in the foregoing clause (iii), in the case of guarantees of title retention arrangements);

          "Liabilities" means, at any date, the items shown as liabilities on the balance sheet of the Company, except any items of deferred income, including capital gains;

          "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and all other title exceptions and encumbrances affecting Property. For all purposes of this Indenture, the Company shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes;

          "Non-Recourse Debt" when used with respect to any Person, means any Debt secured by, and only by, property on or with respect to which such Debt is incurred where the rights and remedies of the holder of such Debt in the event of default do not extend to assets other than the property constituting security therefore;

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof;

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible;

          "Senior Debt" means all Debt other than Non-Recourse Debt and Subordinated Debt;

          "Subordinated Debt" means unsecured Debt of the Company which is issued or assumed pursuant to, or evidenced by, an indenture or other instrument which contains provisions for the subordination of such Debt (to which appropriate reference shall be made in the instruments evidencing such Debt if not contained therein) to the Securities (and, at the option of the Company, if so provided, to other Debt of the Company, either generally or as specifically designated);

          "Subsidiary" means an affiliate controlled by the Company directly, or indirectly through one or more intermediaries;

          "Tangible Assets" means all assets of the Company (including assets held subject to Capital Leases and other arrangements described in the last sentence of the definition of "Lien") except: (i) deferred assets, other than prepaid insurance, prepaid taxes and deposits; (ii) patents, copyrights, trademarks, trade names, franchises, goodwill, experimental expense and other similar intangibles; and (iii) unamortized debt discount and expense; and

          "Tangible Net Worth" means, with respect to the Company at any date, the net book value (after deducting related depreciation, obsolescence, amortization, valuation and other proper reserves) of the Tangible Assets of the Company at such date minus the amount of its Liabilities at such date.

          (c)  Repayment at the Option of Holder.
               ---------------------------------

          The Notes may be repaid on September 10, 2003 (the "Option Payment Date"), at the option of the registered Holders, at 100% of their principal amount together with accrued interest to the Option Payment Date. In order for a Holder to exercise this option, the Company must receive at its offices during the period beginning on July 10, 2003 and ending at 5:00 p.m. (Boston, Massachusetts time) on August 10, 2003 (or, if August 10, 2003 is not a Business Day, the next succeeding Business Day), the Note with the form entitled "Option to Elect Repayment on September 10, 2003" on the Note duly completed. Any such notice received by the Company during the period beginning on July 10, 2003 and ending at 5:00 p.m. (Boston, Massachusetts time) on August 10, 2003, shall be irrevocable. The repayment option may be exercised for less than the entire principal amount of the Notes held by each such Holder, so long as the principal amount that is to be repaid is equal to $1,000 or an integral multiple of $1,000. All questions as to the validity, form eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

          (d)  Optional Redemption by the Company; Payment Upon Acceleration.
               -------------------------------------------------------------

          The Notes may be redeemed at any time after the Option Repayment Date at the option of the Company, in whole or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such Notes (the "Redemption Price"). The Make-Whole Amount shall be determined by the Trustee and such determination shall be binding and conclusive, absent manifest error.

          From and after notice has been given as provided in the Indenture, if funds for the redemption of any Notes called for redemption shall have been made available on such redemption date, such Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Notes will be to receive payment of the Redemption Price.

          Notice of any optional redemption of any Notes will be given to Holders at their addresses, as shown in the Note Register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed.

          The Company will notify the Trustee at least 45 days prior to the redemption date (or such shorter period as satisfactory to the Trustee) of the aggregate principal amount of Notes to be redeemed and the redemption date. If less than all the Notes are to be redeemed at the option of the Company, the Trustee shall select, pro rata or by lot, Notes to be redeemed in whole or in part. Notes may be redeemed in part in the minimum authorized denomination for Notes or in any integral multiple thereof.

          Upon any acceleration of the Notes pursuant to this Article II(c), the Company shall pay in respect thereof an amount equal to the sum of (i) the outstanding principal amount of the Notes so accelerated plus accrued interest to the date of acceleration and (ii) the Make-Whole Amount, if any, with respect to such Notes.

          As used herein:

          "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Note, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of any interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid;

          "Reinvestment Rate" means .25% (one-fourth of one percent) plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used; and

          "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

          (e) Section 4.06 of the Indenture is hereby supplemented by adding the following after the second paragraph of said section:

          "Notwithstanding the foregoing, the provisions of this Section 4.06 will not prevent the payment of any dividend or the redemption of any shares of the Company's Capital Stock if the Company determines that such dividend payment or redemption is necessary to preserve the Company's status as a real estate investment trust."

                                  ARTICLE THREE

                                  Miscellaneous
                                  -------------

          The Indenture, except as amended herein, is in all respects ratified and confirmed and this Fourth Supplemental Indenture and all its provisions herein contained shall be deemed a part thereof in the manner and to the extent herein and therein provided.

          The terms used in this Fourth Supplemental Indenture, but not defined herein, shall have the meanings assigned thereto in the Indenture.

          THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          This Fourth Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute one and the same instrument.

          THE DECLARATION OF TRUST ESTABLISHING THE COMPANY DATED AUGUST 6, 1985, AS AMENDED, A COPY OF WHICH IS DULY FILED WITH THE OFFICE OF THE SECRETARY OF STATE OF THE COMMONWEALTH OF MASSACHUSETTS, PROVIDES THAT THE NAME "MEDITRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS "TRUSTEES," BUT NOT INDIVIDUALLY OR PERSONALLY; AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

          IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, as of the day and year first above written.

                                        MEDITRUST


                                        By:
                                           ----------------------------------
                                           Name:  Lisa P. McAlister
                                           Title: Chief Financial Officer
                                                  and Treasurer

                                        FLEET NATIONAL BANK, as trustee


                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:


COMMONWEALTH OF MASSACHUSETTS                )
                                             )  ss.:
County of Norfolk                            )


          On the __ day of September, 1996, before me personally came Lisa P. McAlister to me known, who, being by me duly sworn, did depose and say that she is Chief Financial Officer and Treasurer of Meditrust, one of the business entities described in and which executed the foregoing instrument; that she knows the seal of Meditrust; that the seal affixed to said instrument is Meditrust's seal; that it was so affixed by authority of the Board of Trustees of Meditrust; and that she signed her name thereto by like authority.



                                        ------------------------------
                                                 Notary Public


STATE OF RHODE ISLAND                       )
                                            )  ss.:
County of ______________                            )


          On the ________ day of _____________, 199_, before me personally came _________________________, to me known, who, being by me duly sworn, did depose and say that s/he is _______________________________ of Fleet National Bank, one of the business entities described in and which executed the foregoing instrument; that s/he knows the seal of said bank; that the seal affixed to said instrument is such bank's seal; that it was so affixed by authority of the Board of Directors of said bank; and that s/he signed his/her name thereto by like authority.


                                        ------------------------------
                                                  Notary Public